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                        PLATRONICS, INC.
 .................................................................

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                    NOTICE OF SPECIAL MEETING
                       OF SHAREHOLDERS OF
                        PLATRONICS, INC.
                        November 24, 1998


To the Shareholders:

     Notice is hereby given that a Special Meeting of Shareholders of Platronics, Inc., a New Jersey corporation (the "Company"), will be held at the offices of the Company, 301 Commerce Road, Linden, New Jersey 07036, on November 24, 1998 at 11:00 a.m. for the following purposes:

          1. To amend the Certificate of Incorporation of the Company to increase the number of authorized shares of common stock of the Company from Two (2) Million to Ten (10) Million shares.

          2. To amend the Certificate of Incorporation to provide that the Company shall be governed by the provisions of the New Jersey Business Corporation Act which provide that shareholder action shall be taken by the holders of a majority of the issued and outstanding shares of common stock present and voting rather than a two-thirds (2/3rds) majority of the issued and outstanding shares of common stock present and voting on certain major organic corporate changes, including amendments to the Certificate of Incorporation, mergers or consolidations, sales of assets not in the ordinary course of business and corporate dissolution.

     The Board of Directors has fixed October 21, 1998, at the closing of business, for the determination of the shareholders entitled to notice of and to vote at said special meeting.

     By Order of the Board of Directors

                              Ronald Knigge,
                              Chairman, Chief Executive
                              Officer and President

Linden, New Jersey
October 21, 1998

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                         PLATRONICS, INC.
                        301 Commerce Road
                    Linden, New Jersey 07036

    _________________________________________________________

    INFORMATION STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS
                        November 24, 1998
    _________________________________________________________


     The actions to be taken at the Special Meeting of Shareholders will require the affirmative vote of holders of two-thirds (2/3rds) of the issued and outstanding shares of Common Stock present and voting. Sheridan Printing Co. currently holds in excess of two-thirds (2/3rds) of the issued and outstanding shares of Common Stock and has advised the Company that it intends to vote its stock in favor of both proposals to be presented to the Shareholders for approval, thus assuring their approval.


     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                     NOT TO SEND US A PROXY.


PROPOSAL NO. 1

     The first proposal to be considered by the Shareholders is a resolution to amend the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock from Two (2) Million shares to Ten (10) Million shares.

     There are currently 910,031 shares of Common Stock outstanding. In addition, Ronald Knigge, the Chairman, Chief Executive Officer and President of the Company, has an option to acquire 303,344 shares of Common Stock. If the number of shares of authorized Common Stock were not increased, this would leave only 786,625 shares available for future issuance.

     The Board of Directors of the Company is currently considering a private placement of Common Stock and Warrants to purchase additional shares of Common Stock. Any such private placement will require that additional shares of Common Stock be available for future issuance by the Company. Although the terms of the private placement have not been finalized, the Board of Directors is considering raising up to One ($1 million) Million Dollars through the sale of 400,000 shares of Common Stock. In addition, purchasers will obtain Warrants to purchase additional shares of Common Stock for a limited period of time at a purchase price of either $2.50 and $3.50 per share, depending on when the Warrant is exercised.

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     The final terms of any such private placement or any other future issuance of Common Stock shall be made by the Board of Directors. The consent of the shareholders will not be required to such terms. In addition, the shareholders of the Company will not possess preemptive rights with respect to any future issuance of Common Stock of the Company. Any additional shares issued will dilute the ownership of the Company by its current shareholders. The Board of Directors will not be able to consider this or any other offering unless the number of authorized shares of the Company is increased.

     The proceeds of the contemplated private placement will be used primarily to obtain working capital for the Company and to repay certain short term loans made by Sheridan Printing Co. to the Company.

PROPOSAL NO. 2.

     The second proposal to be considered by the shareholders would adopt the majority voting provisions of the New Jersey Business
Corporation Act to the Company.

     The New Jersey Business Corporation Act provides that as to any corporation incorporated prior to the effective date of such Act, January 1, 1969, the vote of holders of two-thirds (2/3rds) of the Common Stock present and voting is required to approve certain organic changes to the Corporation, including amendments to the Certificate of Incorporation, mergers and consolidations, sales of assets not in the ordinary course of business and dissolution of the Company. The vote of holders of only a majority of the Common Stock present and voting would be required to take any such actions if the corporation had been incorporated after January 1, 1969.
The Company was incorporated on September 28, 1946 and thus is subject to the two-thirds (2/3rds) voting requirements.

     Under the New Jersey Business Corporation Act, the Company may elect to be governed by the provisions requiring the approval of holders of a majority and not two-thirds (2/3rds) of the Common Stock present and voting for the aforesaid organic changes provided that an amendment to the Certificate of Incorporation to such effect is approved by the holders of two-thirds (2/3rds) of the Common Stock present and voting.

     The purpose of this proposal is to adopt the majority voting provisions of the New Jersey Business Corporation Act for all shareholder action which heretofore required the vote of the holders of two-thirds (2/3rds) of the Common Stock present and voting.

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
     VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The Company has one class of capital stock, Common Stock, $.10 par value, of which, as of October 21, 1998, 910,031 shares were outstanding. Each outstanding share of Common Stock is entitled to one vote.

          (A) SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following chart sets forth, as of October 21, 1998, information concerning the security ownership of those beneficial owners who are known by the Company to own beneficially more than 5% of the Common Stock of the Company:

               Name and                Amount and
               Address of              Nature of
Title of       Beneficial              Beneficial      Percent
Class          Owner                   Ownership       of Class

Common         Sheridan Printing Co.     615,000         67.6%
               702 Hamilton Mall
               Allentown, PA 18101


          (B) SECURITY OWNERSHIP OF MANAGEMENT

     None of the directors and executive officers of the Company currently own any shares of stock of the Company. Ronald Knigge, the Chairman, Chief Executive Officer and President of the Company, is the holder of a stock option which permits him to acquire 303,344 shares of stock of the Company at a purchase price of $.05 per share.

     INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     None of the directors or officers of the Company has any substantial interest, direct or indirect, by security holdings or otherwise, in any of the matters to be acted upon by the shareholders.

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